Exhibit 99.1

Solaris Oilfield Infrastructure Announces Third Quarter 2020 Results

Third Quarter 2020 Highlights

●	Net loss of $(3.3) million, or $(0.12) per diluted Class A share, for the quarter ended September 30, 2020; Adjusted pro forma net income of $(4.0) million, or $(0.09) per diluted share for the quarter ended September 30, 2020 (see below for a reconciliation of adjusted pro forma net income to net income attributable to Solaris)

●	Adjusted EBITDA of $3.1 million for the quarter ended September 30, 2020

●	Net cash provided by operating activities of $3.7 million for the quarter ended September 30, 2020

●     Positive free cash flow of $2.3 million for the quarter ended September 30, 2020

●	Paid a regular quarterly dividend of $0.105 per share on September 17, 2020

HOUSTON, October 29, 2020 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the third quarter 2020.

Operational Update and Outlook

During the third quarter 2020, an average of 34 mobile proppant management systems were fully utilized, a 70% increase from the 20 fully utilized systems averaged in the second quarter of 2020. The increase in fully utilized systems was primarily due to a rebound in active hydraulic fracturing crews that began at the end of the second quarter of 2020. Assuming normal holiday seasonality, the Company expects its fourth quarter 2020 activity could be flat to up modestly.

“As our customers returned to a modest level of activity in the third quarter, the Solaris team was ready to help them get back to work and as a result, delivered another quarter of solid results and positive free cash flow.” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “We are cautiously optimistic about further activity recovery in the coming year and remain committed to helping our customers operate more efficiently through well site innovation. We also remain committed to our shareholders by continuing to run as lean as possible, paying a dividend and maintaining our debt-free balance sheet.”

Third Quarter 2020 Financial Review

Solaris reported a net loss of $(3.3) million, or $(0.12) per diluted Class A share, for third quarter 2020, compared to a net loss of $(5.5) million, or $(0.20) per diluted Class A share, in second quarter 2020 and net income of $11.4 million, or $0.36 per diluted Class A share, in third quarter 2019. Adjusted pro forma net loss for third quarter 2020 was $(4.0) million, or $(0.09) per fully diluted share, compared to adjusted pro forma net loss in second quarter 2020 of $(7.0) million, or $(0.16) per fully diluted share, and adjusted pro forma net income of $14.2 million, or $0.30 per fully diluted share in third quarter 2019.

Adjusted EBITDA for third quarter 2020 was $3.1 million, compared to adjusted EBITDA of $(0.4) million in second quarter 2020 and $28.0 million in third quarter 2019.

Revenues were $20.5 million for third quarter 2020, which were up 120% from second quarter 2020 and down 66% compared to third quarter 2019.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in third quarter 2020 were $1.3 million compared to capital expenditures of $0.9 million during second quarter 2020. Capital expenditures year-to-date 2020 were $2.9 million, and the Company expects capital expenditures for full year 2020 to be approximately $5 million.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during third quarter 2020 was $2.3 million, which represented the seventh consecutive quarter of positive free cash flow for the Company.

As of September 30, 2020, the Company had approximately $60.9 million of cash on the balance sheet, which reflects over $1.36 per fully diluted share of available cash. The Company’s $50.0 million credit facility remains undrawn.

Shareholder Returns

On August 28, 2020, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on September 17, 2020 to holders of record as of September 7, 2020. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 8 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $68 million in cash to shareholders through dividends and share repurchases since December of 2018.

Conference Call

The Company will host a conference call to discuss its third quarter 2020 results on Friday, October 30, 2020 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10147907. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant and chemical systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale, the STACK/SCOOP formation, the Marcellus and Utica Shales, the Haynesville Shale, the Rockies and the Bakken Shale. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019
Revenue
System rental	$9,197	$36,638	$5,463	$40,720	$113,726
System services	10,855	18,153	3,419	35,231	48,621
Transloading services	310	4,417	264	1,039	15,131
Inventory software services	169	396	192	710	1,351
Total revenue	20,531	59,604	9,339	77,700	178,829
Operating costs and expenses
Cost of system rental (excluding depreciation and amortization)	1,181	2,838	823	4,018	7,737
Cost of system services (excluding depreciation and amortization)	13,126	21,072	6,013	43,269	56,366
Cost of transloading services (excluding depreciation and amortization)	243	652	202	783	2,051
Cost of inventory software services (excluding depreciation and amortization)	97	160	122	364	460
Depreciation and amortization	6,594	6,908	6,671	20,378	19,875
Selling, general and administrative (excluding depreciation and amortization)	3,840	4,933	3,967	12,212	13,967
Impairment loss	—	—	—	47,828	—
Other operating expenses (1)	1,856	248	2,274	5,329	529
Total operating costs and expenses	26,937	36,811	20,072	134,181	100,985
Operating income (loss)	(6,406)	22,793	(10,733)	(56,481)	77,844
Interest income (expense), net	(40)	(8)	(35)	36	(775)
Total other income (expense)	(40)	(8)	(35)	36	(775)
Income (loss) before income tax expense	(6,446)	22,785	(10,768)	(56,445)	77,069
Provision (benefit) for income taxes	(843)	3,703	(1,272)	(8,193)	12,042
Net income (loss)	(5,603)	19,082	(9,496)	(48,252)	65,027
Less: net (income) loss related to non-controlling interests	2,320	(7,684)	3,956	20,347	(28,036)
Net income (loss) attributable to Solaris	$(3,283)	$11,398	$(5,540)	$(27,905)	$36,991

Earnings per share of Class A common stock - basic	$(0.12)	$0.36	$(0.20)	$(0.97)	$1.33
Earnings per share of Class A common stock - diluted	$(0.12)	$0.36	$(0.20)	$(0.97)	$1.33

Basic weighted average shares of Class A common stock outstanding	28,787	30,951	28,638	28,912	27,270
Diluted weighted average shares of Class A common stock outstanding	28,787	30,980	28,638	28,912	27,317

1)	Other operating expenses are primarily related to credit losses, loss on sale of assets and costs associated with workforce reductions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$60,944	$66,882
Accounts receivable, net of allowances for credit losses of $1,076 and $339 as of September 30, 2020 and December 31, 2019, respectively	18,044	38,554
Prepaid expenses and other current assets	2,716	5,002
Inventories	1,073	7,144
Total current assets	82,777	117,582
Property, plant and equipment, net	250,454	306,583
Non-current inventories	3,323	—
Operating lease right-of-use assets	4,612	7,871
Goodwill	13,004	17,236
Intangible assets, net	3,177	3,761
Deferred tax assets	59,325	51,414
Other assets	464	625
Total assets	$417,136	$505,072
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,122	$3,824
Accrued liabilities	8,037	14,447
Current portion of payables related to Tax Receivable Agreement	—	1,416
Current portion of lease liabilities	600	626
Other current liabilities	75	74
Total current liabilities	17,834	20,387
Lease liabilities, net of current	7,499	7,985
Payables related to Tax Receivable Agreement	68,206	66,582
Other long-term liabilities	742	460
Total liabilities	94,281	95,414
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 28,842 shares issued and outstanding as of September 30, 2020 and 30,928 shares issued and 30,765 shares outstanding as of December 31, 2019	289	308
Class B common stock, $0.00 par value, 180,000 shares authorized, 15,785 shares issued and outstanding as of September 30, 2020 and 180,000 shares authorized, 15,939 issued and outstanding as of December 31, 2019	—	—
Additional paid-in capital	179,811	191,843
Retained earnings	25,098	74,222
Treasury stock (at cost), 0 shares and 163 shares as of September 30, 2020 and December 31, 2019, respectively	—	(2,526)
Total stockholders' equity attributable to Solaris and members' equity	205,198	263,847
Non-controlling interest	117,657	145,811
Total stockholders' equity	322,855	409,658
Total liabilities and stockholders' equity	$417,136	$505,072

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2020	2019	2020
Cash flows from operating activities:
Net (loss) income	$(48,252)	$65,027	$(5,603)
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	20,378	19,875	6,593
Loss on disposal of asset	1,439	181	37
Allowance for credit losses	2,880	—	1,247
Stock-based compensation	3,732	3,265	1,076
Amortization of debt issuance costs	132	709	44
Deferred income tax expense	(8,299)	11,284	(930)
Impairment loss	47,828	—	—
Other	(151)	37	(6)
Changes in assets and liabilities:			—
Accounts receivable	17,630	(4,369)	(8,130)
Prepaid expenses and other assets	1,876	2,088	2,093
Inventories	(359)	(2,555)	174
Accounts payable	5,245	(3,909)	5,098
Accrued liabilities	(6,069)	6,424	1,994
Deferred revenue	—	(9,508)	—
Net cash provided by operating activities	38,010	88,549	3,687
Cash flows from investing activities:
Investment in property, plant and equipment	(2,901)	(32,914)	(1,343)
Proceeds from disposal of assets	724	130	64
Cash received from insurance proceeds	53	618	—
Net cash used in investing activities	(2,124)	(32,166)	(1,279)
Cash flows from financing activities:
Share repurchases	(26,717)	—	—
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(14,267)	(14,274)	(4,760)
Distribution to Solaris LLC unitholders for income tax withholding	(150)	—	(150)
Payments under finance leases	(24)	(26)	(6)
Payments under insurance premium financing	—	(1,443)	—
Proceeds from stock option exercises	64	294	—
Payments for shares withheld for taxes from RSU vesting and cancelled	(276)	—	(180)
Payments related to purchase of treasury stock	(454)	(1,108)	—
Payments related to debt issuance costs	—	(197)	—
Repayment of senior secured credit facility	—	(13,000)	—
Net cash used in financing activities	(41,824)	(29,754)	(5,096)
Net (decrease) increase in cash and cash equivalents	(5,938)	26,629	(2,688)
Cash and cash equivalents at beginning of period	66,882	25,057	63,632
Cash and cash equivalents at end of period	$60,944	$51,686	$60,944
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$359	$559	$43
Capitalized stock based compensation	198	133	63
Property and equipment additions incurred but not paid at period-end	12	235	6
Property, plant and equipment additions transferred from inventory	359	5,355	3
Financing:
Insurance premium financing	—	1,869	—
Cash paid for:
Interest	99	200	33
Income taxes	796	663	(17)

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019

Net income (loss)	$(5,603)	$19,082	$(9,496)	$(48,252)	$65,027
Depreciation and amortization	6,594	6,908	6,671	20,378	19,875
Interest (income) expense, net	40	8	35	(36)	775
Income taxes (1)	(843)	3,703	(1,272)	(8,193)	12,042
EBITDA	$188	$29,701	$(4,062)	$(36,103)	$97,719
Stock-based compensation expense (2)	1,077	1,225	1,326	3,732	3,265
Loss on disposal of assets	38	99	1,345	1,451	383
Credit losses	1,246	—	740	2,698	—
Impairment loss	—	—	—	47,828	—
Severance expense	3	154	211	542	154
Other write-offs (3)	586	—	—	589	528
Transload contract termination (4)	—	(3,204)	—	—	(9,507)
Adjusted EBITDA	$3,138	$27,975	$(440)	$20,737	$92,542

1)	Federal and state income taxes.

2)	Represents stock-based compensation expense related to restricted stock awards.

3)	Write-off of certain prepaid and cancelled purchase orders in the three and nine months ended September 30, 2020 and unamortized debt issuance costs in the nine months ended September 30, 2019 when the Amended and Restated Credit Agreement, dated as of January 19, 2018, was replaced in its entirety by the 2019 Credit Agreement.

4)	Deferred revenue related to full termination of a sand storage and transloading agreement; no deferred revenue balance remained as of December 31, 2019.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019
Numerator:
Net income (loss) attributable to Solaris	$(3,283)	$11,398	$(5,540)	$(27,905)	$36,991
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	(2,320)	7,684	(3,956)	(20,347)	28,036
Transload contract termination (2)	—	(3,204)	—	—	(9,507)
Loss on disposal of assets	38	99	1,345	1,451	383
Credit losses	1,246	—	740	2,698	—
Impairment loss	—	—	—	47,828	—
Severance expense	3	154	211	542	154
Other write-offs (3)	586	—	—	589	528
Income tax (benefit) expense	(274)	(1,937)	182	(8,193)	(3,973)
Adjusted pro forma net income (loss)	$(4,004)	$14,194	$(7,018)	$(3,337)	$52,612
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	28,787	30,980	28,638	28,912	27,317
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	15,803	16,936	16,616	15,860	18,044
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	44,590	47,916	45,254	44,772	45,361
Adjusted pro forma earnings per share - diluted	$(0.09)	$0.30	$(0.16)	$(0.07)	$1.16

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)	Deferred revenue related to full termination of a sand storage and transloading agreement; no deferred revenue balance remained as of December 31, 2019.

(3)	Write-off of certain prepaid and cancelled purchase orders in the three and nine months ended September 30, 2020 and unamortized debt issuance costs in the nine months ended September 30, 2019 when the Amended and Restated Credit Agreement, dated as of January 19, 2018, was replaced in its entirety by the 2019 Credit Agreement.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com